UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 St. James Place, Suite 550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Omega Protein Corporation (the “Company”) has entered into a Lease Agreement dated August 18, 2005 (the “Lease”) with BMC Software Texas, L.P. (“Landlord”). The Lease provides for a 10-year term, commencing on December 1, 2005, for the Company’s corporate headquarters to be located in Houston, Texas. The Company’s existing headquarters lease expires on November 30, 2005. The average annual rental payments under the Lease will be approximately $357,000 per year.

A copy of the Lease is attached as Exhibit 10.1.

Item 8.01 Other Events

On August 17, 2005, the Atlantic Menhaden Management Board (the “Management Board”) of the Atlantic States Marine Fisheries Commission (“ASMFC”) approved an addendum to the existing Interstate Fishery Management Plan for Atlantic Menhaden. The addendum, if it is ultimately implemented by the ASMFC member states, would establish an annual cap on the Company’s fishery landings from the Chesapeake Bay in an amount equal to the Company’s average annual landings over the last five years (2000 - 2004). The Company estimates that this annual limitation would be approximately 106,000 metric tons. The cap would be implemented for a five-year period beginning in 2006.

The ASMFC’s 2003 peer-reviewed stock assessment of the menhaden resource indicated that menhaden are not overfished and that overfishing is not occurring on a coast wide basis. However, the Management Board stated that because it believed that the Bay-wide status of the menhaden resource was unknown, it was implementing a precautionary cap to limit the expansion of menhaden reduction landings from the Bay. The addendum also initiated a multi-year research program to determine the status of menhaden in the Bay and assess whether localized depletion is occurring.

The proposed cap would not adversely affect the Company’s ability to fish in Virginia waters outside the Chesapeake Bay or in any federal waters (waters beyond three miles from shore). The Company’s Gulf of Mexico operations also remain unrestricted.

The Company is currently reviewing the relevant authorities governing the ASMFC’s actions and may elect to challenge the validity of the regulation if it is implemented by the member states.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of business acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

10.1	Lease Agreement between BMC Software Texas, L.P. and Omega Protein Corporation dated as of August 18, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA PROTEIN CORPORATION

Dated: August 19, 2005	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary